Exhibit 99.1

 SAVE THE DATE:
NOVAGOLD 2016 Annual Meeting of Shareholders
Conference Call and Webcast

March 29, 2016 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) will hold the Company’s 2016 Annual Meeting of Shareholders on Friday, May 13 at 1:00 pm PT (4:00 pm ET) at Blake, Cassels & Graydon LLP (595 Burrard Street, Suite 2600, Three Bentall Centre, Vancouver, British Columbia). The webcast and conference call-in details are provided below. Following the official meeting, the Company will provide an overview of NOVAGOLD’s 2015 achievements, and the outlook for this year. Callers should dial in 10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.
Webcast:	www.novagold.com/investors/events
North American callers:	1-800-319-4610
International callers:	1-604-638-9020
NOVAGOLD welcomes its shareholders to attend the Annual Meeting of Shareholders. The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days following the meeting. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by your Access Code: 00251. For a transcript of the call please email info@novagold.com.

NOVAGOLD Contact:
Mélanie Hennessey
 Vice President, Corporate Communications
Erin O’Toole
 Analyst, Investor Relations
604-669-6227 or 1-866-669-6227